STANDSTILL AGREEMENT
THIS STANDSTILL AGREEMENT (this “Agreement”), dated as of October 2, 2016, is entered into by and between Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. and SP GE VIII-B GD RV Holdings, L.P. (“Summit Group”) and Winnebago Industries, Inc., an Iowa corporation (“Parent”). Capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Purchase Agreement (as defined below).
WHEREAS, unless otherwise provided herein, references herein to the Summit Group shall mean the members of such group jointly and severally;
WHEREAS, this Agreement is made by the undersigned pursuant to that certain Securities Purchase Agreement dated October 2, 2016 by and among Grand Design RV, LLC, Parent, Octavius Corporation, a Delaware corporation, the Summit Group and the other “Sellers” identified therein, and SP GE VIII-B GD RV Holdings, L.P. solely in its capacity as the Sellers’ Representative thereunder (the “Purchase Agreement”);
WHEREAS, pursuant to, and in accordance with, the Purchase Agreement, each member of the Summit Group will receive a portion of the Closing Stock Consideration on the Closing Date; and
WHEREAS, as a condition to the willingness of Parent to enter into the transactions described above, and as an inducement and in consideration thereof, Parent has required that the members of the Summit Group agree, and the members of the Summit Group have agreed, to enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Certain Definitions.

(a)The terms “Affiliate” and “Associate” have the respective meanings set forth in Rule 12b-2 promulgated under the Exchange Act and shall include all persons that at any time during the term of this Agreement become Affiliates or Associates of any person referred to in this Agreement, it being understood that such terms shall not include any portfolio company of any member of the Summit Group or any of its Affiliates, or any corporation or other entity in which a member, limited partner, officer or employee of a member of the Summit Group or any of its Affiliates acts as a director or an officer.

(b)The terms “beneficial owner” and “beneficial ownership” shall have the respective meanings as set forth in Rule 13d-3 promulgated under the Exchange Act.

(c)The “Standstill Period” means as to each member of the Summit Group, the period from the Closing Date until the earlier of (i) the first anniversary of the Closing Date; and (ii) such date, if any, as the Summit Group, their Affiliates and any Group of which any of them are a member, taken collectively, cease to beneficially own at least five percent (5%) of the issued and outstanding Parent Stock.

(d)The term “Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act.

(e)“Parent Stock” means the common stock, $0.50 par value per share, of Parent.

(f)The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature, including a Group.

(g)“SEC” means the U.S. Securities and Exchange Commission.

(h)The terms “solicitation,” “proxy,” and “participant” shall have the respective meanings ascribed to them under Rule 14a-1 promulgated under the Exchange Act or otherwise under Schedule 14A of under the Exchange Act.

2.Summit Group Standstill. Each of the members of the Summit Group agrees that, except as expressly provided by this Agreement, during the Standstill Period, it will not, and it will cause each of such person’s Affiliates, Associates or agents or other persons acting on its behalf not to:

(a)(i) nominate any person for election at any meeting of shareholders of Parent or make a request of any director of Parent for such director’s resignation or make a request of Parent to seek the resignation of any of its directors, (ii) submit any proposal for consideration at, or bring any other business before any meeting of shareholders of Parent, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to any meeting of shareholders, directly or indirectly;

(b)form, join in or in any other way participate in a Group with respect to the Parent Stock (other than as members of the Summit Group or a Group consisting solely of members of the Summit Group, their Affiliates or Associates or any Group that may be deemed to exist or arise solely by virtue of this Agreement or the Registration Rights Agreement or the planning or consummation of transactions contemplated therein) or deposit any shares of Parent Stock in a voting trust or similar arrangement or subject any shares of Parent Stock to any voting agreement or pooling arrangement with any person other than other members of the Summit Group and their respective direct and indirect general partners and managing members;

(c)solicit proxies or written consents of shareholders, or otherwise conduct any nonbinding referendum with respect to any shares of Parent Stock, or make, or in any way participate in, any solicitation of any proxy to vote, or advise, encourage or influence any person (except other members of the Summit Group and their respective direct and indirect general partners, managing members and registered investment advisers) with respect to voting, any shares of Parent Stock with respect to any matter, or become a participant in any solicitation, including any contested solicitation for the election of directors of Parent;

(d)seek to call, or to request the call of, a special meeting of the shareholders of Parent, or seek to make, or make, a shareholder proposal at any meeting of the shareholders of Parent or make a request for a list of Parent’s shareholders (or otherwise induce or encourage any other person to initiate such proposal or request) or otherwise acting alone, or in concert with others, seek to control or influence or change the management, Board of Directors, governance or policies of Parent;

(e)effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way instigate, support, encourage, assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of any material assets or businesses of Parent or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition or other business combination involving Parent or any of its subsidiaries, or (iii) any recapitalization, change in capital structure, dividend or distribution, sale or transfer of assets or securities, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the capital structure of Parent or any of its subsidiaries; provided that this Section 2(e) shall not prohibit any member of the Summit Group from voting its Parent Stock at any meeting of the shareholders of Parent or from participating as a shareholder of Parent, on the same basis as other shareholders, in a transaction described in clauses (i), (ii) or (iii) approved by or recommended by the Board of Directors of Parent;

(f)publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any of the provisions of this Section 2, or otherwise seek in any manner that would require public disclosure by Parent or any of its Affiliates to obtain any waiver, consent under, or any amendment of, any provision of this Agreement;

(g)advise, encourage, support or influence any person (except other members of the Summit Group and their respective direct and indirect general partners, managing members and registered investment advisers) with respect to any of the foregoing;

(h)enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person for the purpose of engaging, or offering or proposing to engage, in any of the foregoing; or

(i)take or cause or induce any other person to take any action inconsistent with any of the foregoing.

Notwithstanding the foregoing, nothing herein shall limit any member of the Summit Group’s or any of their Affiliates’ ability to purchase debt or equity securities directly from Parent (or the underwriters or placement agents thereof) or to participate in the syndication thereof. The provisions of this Section 2 will be of no further force and effect in the event that (I) any person or Group shall have acquired more than 50% of the outstanding voting equity securities of Parent or all or substantially all of the assets of Parent or (II) if Parent is subject to a voluntary proceeding or, if not dismissed within 30 days of filing, involuntary proceeding for bankruptcy, insolvency, reorganization or liquidation and dissolution.
3.Representations and Warranties of Summit Group. Each member of the Summit Group, individually with respect to itself only, and not jointly and severally, hereby represents and warrants as follows:

(a)The Parent Stock beneficially owned by such member of the Summit Group consists solely of the Closing Stock Consideration issued to the Summit Group at the Closing and assuming the accuracy of the representations and warranties, and compliance with the agreements, of Parent pursuant to the Purchase Agreement such Parent Stock is free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind, other than those imposed by this Agreement (“Encumbrances”). An investment committee of Summit Partners, L.P. as an indirect member of the general partner and registered investment adviser of each member of the Summit Group has voting and dispositive power (together with each member of the Summit Group and its member or general partner) over all of the Parent Stock beneficially owned by such member of the Summit Group, and, in accordance with such member of the Summit Group’s organizational documents, such member has power and authority to agree to all of the matters set forth in this Agreement, with no limitations, qualification or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The members of the Summit Group shall reflect such shared beneficial ownership in a Schedule 13D to be filed in accordance with Section 4 hereof.

(b)Other than the Closing Stock Consideration issued to the Summit Group at the Closing, such member of the Summit Group does not have, and does not have any right to acquire, any interest in any Parent Stock or other securities of Parent or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of Parent, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Parent Stock, whether or not any of the foregoing would give rise to beneficial ownership and whether or not to be settled by delivery of Parent Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement.

4.Communications and Filings. Each member of the Summit Group shall promptly file a Schedule 13D reporting ownership of the Parent Stock and the entry into this Agreement, responding to applicable items to conform to their obligations hereunder, and appending or incorporating by reference this Agreement as an exhibit thereto. The Summit Group shall provide to Parent a reasonable opportunity to review such Schedule 13D in advance of filing, and shall consider in good faith any reasonable comments of Parent. Each member of the Summit Group does not, by entering into this Agreement or the Registration Rights Agreement, admit that such member is a member of any Group (other than the Summit Group) with respect to Parent Stock.

5.Incorporation of Purchase Agreement Provisions. The provisions of Section 10.5 (Notices), Section 10.7 (Governing Law), Section 10.9 (Interpretation), Section 10.12 (Severability), Section 10.13 (Counterparts; Facsimile Signatures), Section 10.15 (Waiver of Jury Trial), Section 10.16 (Jurisdiction and Venue) and Section 10.17 (Specific Performance) of the Purchase Agreement shall apply to this Agreement as if fully set forth herein, mutatis mutandis.

6.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal successors, executors, legal representatives, and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than, in the case of Parent, their respective successors and assigns and, in the case of the Summit Group, the members of the Summit Group and their respective successors, assigns, heirs, executors and administrators) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Parent alone may waive any restriction set forth in Section 2 of this Agreement with respect to any member of the Summit Group without the consent of other members of the Summit Group and such waiver need not apply to other members of the Summit Group. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.Effectiveness of this Agreement. Notwithstanding the earlier execution and delivery of this Agreement, the effectiveness of this Agreement is conditioned on the Closing of the transactions contemplated by the Purchase Agreement. If the Closing shall occur, this Agreement shall become effective concurrently with the Closing on the Closing Date. If the Purchase Agreement is terminated for any reason in accordance therewith, this Agreement shall be null and void ab initio.

IN WITNESS WHEREOF, the parties hereto have executed this Standstill Agreement on the date first written above.

Winnebago Industries, Inc.

By:	/s/ Michael J. Happe
Name:	Michael J. Happe
Its:	President and Chief Executive Officer

Summit Group:

SUMMIT PARTNERS GROWTH EQUITY
FUND VIII-A, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	Summit Partners GE VIII, LLC
Its:	General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SUMMIT PARTNERS GROWTH EQUITY
FUND VIII-B, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	Summit Partners GE VIII, LLC
Its:	General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SUMMIT PARTNERS ENTREPRENEUR
ADVISORS FUND I, L.P.

By:	Summit Partners Entrepreneur Advisors
GP, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Sole Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Managing Member

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Managing Member

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member

SP GE BIII-B GD RV HOLDING, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	Summit Partners GE VIII, LLC
Its:	General Partner

By:	/s/ Peter Y. Chung
Name: Peter Y. Chung
Title: Member